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                                                                   EXHIBIT 23.3


               [Dakota Appraisal and Consulting, Ltd. Letterhead
                            304 East Rosser Avenue
                                P.O. Box 1235
                            Bismark, ND 58502-1235]



July 26, 2002

                                CONSENT OF EXPERT


We consent to the inclusion of our Complete Appraisal presented in a Self-Contained Report dated September 17, 2001 and Appraisal Supplement dated March 12, 2002, as part of Whetstone Ethanol, LLC's Registration Statement on Form S-4, and to the reference to our firm therein.


DAKOTA APPRAISAL AND CONSULTING, LTD.


Signed: /s/ Joseph J. Ibach
        Joseph J. Ibach, President
        Certified General Appraiser